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EXHIBIT 10.30

FORM OF INDEMNIFICATION AGREEMENT

IHS INC.

INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "Agreement"), made and entered into as of the            day of                         , 20    , by and between IHS Inc., a Delaware corporation (the "Company"), and                         ("Indemnitee").

W I T N E S S E T H:

        WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation.

        WHEREAS, the Board of Directors of the Company (the "Board") has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.

        WHEREAS, the Amended and Restated Certificate of Incorporation of the Company provides for limitations of liability for directors and provides that the Company shall indemnify and advance expenses to all directors and officers of the Company in the manner set forth therein and to the fullest extent permitted by applicable law. In addition, Indemnitee may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware ("DGCL"). The Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors with respect to indemnification.

        WHEREAS, the uncertainties relating to such insurance and to indemnification may increase the difficulty of attracting and retaining directors.

        WHEREAS, the Board has determined that the possible increased difficulty in attracting and retaining directors is detrimental to the best interests of the Company's stockholders and that the Company should act to assure directors that there will be increased certainty of such protection in the future.

        WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

        WHEREAS, this Agreement is a supplement to, and in furtherance of, the certificate of incorporation and by-laws of the Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

        WHEREAS, Indemnitee does not regard the protection available under the Company's certificate of incorporation and by-laws and insurance as adequate under the present circumstances, and may not be willing to serve as a director of the Company without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve and continue to serve for or on behalf of the Company on the condition that he be so indemnified.

        NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1
Certain Definitions

        (a)   As used in this Agreement:

        "Change in Control" shall be deemed to have occurred in any one of the following circumstances occurring after the date hereof: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; (iii) there occurs a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; (iv) all or substantially all the assets of the Company are sold or disposed of in a transaction or series of related transactions; (v) the approval by the stockholders of the Company of a complete liquidation of the Company; or (vi) the individuals who on the date hereof constitute the Board (including, for this purpose, any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved) cease for any reason to constitute at least a majority of the members of the Board.

        "Corporate Status" describes the status of a person who is or was a director of the Company or a director, officer, trustee, general partner, managing member, fiduciary, board of directors' committee member, employee or agent of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

        "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

        "Enterprise" means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors' committee member, employee or agent.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Expenses" shall include all reasonable direct and indirect costs, including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding and (ii) establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

        "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

        "Liabilities" means any losses or liabilities, including, without limitation, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA excise taxes and penalties, penalties or amounts paid in settlement).

        "person" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term "person" shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        "Proceeding" includes any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceedings hereinabove listed in which Indemnitee was, is or will be involved as a party or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or of any action (or failure to act) on his part as a result of serving in any Corporate Status, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

        (b)   For the purposes of this Agreement:

        References to "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, trustee, general partner, managing member, fiduciary, board of directors' committee member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

        Reference to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, trustee, general partner, managing member, fiduciary, board of directors' committee member, employee or agent which imposes duties on, or involves services by, such director, officer, trustee, general partner, managing member, fiduciary, board of directors' committee member, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

ARTICLE 2
Services By Indemnitee

        Section 2.01. Services By Indemnitee. Indemnitee hereby agrees to serve or continue to serve as a director of the Company, for so long as Indemnitee is duly elected or until Indemnitee tenders his resignation.

ARTICLE 3
Indemnification

        Section 3.01. General. (a) The Company hereby agrees to and shall indemnify Indemnitee and hold him harmless from and against any and all Expenses and Liabilities, in either case, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf, to the fullest extent permitted by applicable law.

        For purposes of this Section 3.01, the meaning of the phrase "to the fullest extent permitted by applicable law" shall include, but not be limited to:

          (i)    to the fullest extent permitted by any provision of the DGCL, or the corresponding provision of any amendment to or replacement of the DGCL, and

          (ii)   to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors.

        (b)   Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

        (c)   Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

        Section 3.02. Exclusions. Notwithstanding any provision of this Agreement, the Company shall not be obligated under this Agreement to make any indemnity (including any advancement of Expenses) in connection with any claim made against Indemnitee:

        (a)   for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or

        (b)   except as otherwise provided in Sections 6.01(d)-(f) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

ARTICLE 4
Advancement Of Expenses; Defense of Claims

        Section 4.01. Advances. Notwithstanding any provision of this Agreement to the contrary and subject to the last sentence of this Section 4.01, the Company shall advance any Expenses incurred by Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be made without regard to Indemnitee's ability to repay such amounts and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. This Section 4.01 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3.02.

        Section 4.02. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 4.01, in the event and only to the extent that it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.

        Section 4.03. Defense Of Claims. The Company will be entitled to participate in the Proceeding at its own expense. The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee without the Indemnitee's prior written consent; provided however that with respect to any action, claim or Proceeding (in whole or in part) which would only impose an Expense on the Indemnitee, the Company may settle such action, claim or Proceeding (in whole or in part) without the Indemnitee's prior written consent if such Expense is paid by the Company.

ARTICLE 5
Procedures For Notification of and Determination of Entitlement To Indemnification

        Section 5.01. Request For Indemnification. (a) Within sixty (60) days after the actual receipt by Indemnitee of notice that he is a party to or a participant (as a witness or otherwise) in any Proceeding, Indemnitee shall submit to the Company a written notice identifying the Proceeding. The omission by the Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee (i) otherwise than under this Agreement, and (ii) under this Agreement except and only to the extent the Company can establish that such omission to notify resulted in actual material prejudice to the Company.

        (b)   Indemnitee shall thereafter deliver to the Company a written application to indemnify Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, the Indemnitee's entitlement to indemnification shall be determined according to Section 5.02 of this Agreement.

        Section 5.02. Determination of Entitlement. (a) Upon written request by Indemnitee for indemnification pursuant to Section 5.01(b), a determination, if expressly required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; or (ii) if so requested by the Indemnitee in his or her sole discretion, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

        (b)   In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.02(a), such Independent Counsel shall be selected as provided in this Section 5.02(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided however that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.01(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5.02(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.01(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

        (c)   The Company agrees to pay the reasonable fees of any Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

        Section 5.03. Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01(b) of this Agreement, and the Company shall have the burdens of coming forward with evidence and of persuasion to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons of entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

        (b)   If the person, persons or entity empowered or selected under Section 5.02 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided however that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

        (c)   The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

        (d)   For purposes of any determination of good faith, Indemnitee shall be presumed to have acted in good faith if Indemnitee's action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 5.03(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

        (e)   The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

ARTICLE 6
Remedies of Indemnitee

        Section 6.01. Adjudication or Arbitration. (a) In the event that (i) a determination is made pursuant to Section 5.02 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4.01 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 5.02(a) of this Agreement within forty-five (45) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to the last sentence of Section 5.02(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3.01 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

        (b)   In the event that a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.01 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 6.01 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 5.02(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 6.01, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4.02 until a final determination is made with respect to Indemnitee's entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

        (c)   If a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.01, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

        (d)   In the event that Indemnitee, pursuant to this Section 6.01, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

        (e)   The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

        (f)    The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company's receipt of such written request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee for (i) indemnification or advances of Expenses by the Company under this Agreement or any other agreement or provision of the Company's Certificate of Incorporation or By-laws now or hereafter in effect or (ii) recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance or insurance recovery, as the case may be.

ARTICLE 7
Directors' and Officers' Liability Insurance

        Section 7.01. D&O Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance ("D&O Liability Insurance") with reputable insurance companies providing for an appropriate level of coverage under the circumstances existing at the time (as determined from time to time by the Board) for directors of the Company (and directors, officers, trustees, general partners, managing members, fiduciaries, board of directors' committee members, employees or agents of any other Enterprise which such person serves at the request of the Company) in respect of acts or omissions occurring while serving in such capacity.

        Section 7.02. Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with Section 7.01 of this Agreement. The Company shall promptly notify Indemnitee of any changes in such insurance coverage.

ARTICLE 8
Miscellaneous

        Section 8.01. Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company's Certificate of Incorporation, the Company's Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. Notwithstanding the foregoing sentence, the Company shall be entitled to terminate this Agreement at any time if the Board determines that doing so is in the best interests of the Company; provided however that all rights, duties and obligations of the parties hereto relating to any matter arising prior to such termination shall not be effected by such termination. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company's Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

        Section 8.02. Insurance and Subrogation. (a) To the extent that, pursuant to Section 7.01, the Company maintains a policy or policies providing D&O Liability Insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director of the Company (or any such director, officer, trustee, general partner, managing member, fiduciary, board of directors' committee member, employee or agent of any other Enterprise which such person is or was serving at the request of the Company) under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

        (b)   In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

        (c)   The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

        (d)   The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, board of directors' committee member, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

        Section 8.03. Acknowledgment of Certain Matters. Both the Company and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit indemnification of Indemnitee by the Company under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake, by the Securities and Exchange Commission, to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

        Section 8.04. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever (other than if Indemnitee is not entitled to indemnification pursuant to the terms of this Agreement), the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

        Section 8.05. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

        Section 8.06. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        Section 8.07. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

        Section 8.08. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

        Section 8.09. Notice Of Proceedings. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise (unless the Company is prejudiced by the failure to receive such notice).

        Section 8.10. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand or by courier and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (c) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent. Addresses for notice to either party are as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

        Section 8.11. Binding Effect. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

        (b)   This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in the form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

        (c)   The indemnification and advancement of Expenses provided by, or granted pursuant to this Agreement shall continue as to a person who has ceased to be a director or agent or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns, of such a person.

        Section 8.12. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

        Section 8.13. Consent To Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 6.01(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

        Section 8.14. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

        Section 8.15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

        Section 8.16. Use of Certain Terms. As used in this Agreement, the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

IHS INC.
By:	Name: Title:
Address: 15 Inverness Way East Englewood, CO 80112 Facsimile: 212-850-8540 Attention: Stephen Green
With a copy to:
Address: Facsimile: Attention:
INDEMNITEE

Address: Facsimile:
With a copy to:
Address: Facsimile: Attention:

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FORM OF INDEMNIFICATION AGREEMENT